U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 13, 2006

PARAFIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-9071	74-2026624
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

5190 Neil Road - Suite 430, Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 613-3131

_______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As previously reported in its Form 10-QSB for the quarter ended December 31, 2005, on January 9, 2006, the Registrant effected a ten for one reverse stock split which reduced its issued and outstanding shares from 58,370,290 to 5,837,029.

On January 13, 2006, the Registrant issued an aggregate of 13,500,000 shares to eight persons pursuant to its stock incentive plans. These shares were included in a registration statement on Form S-8 which was filed with the Securities and Exchange Commission in October 2004.

On January 18, 2006, Rukos Security Advice, A.G., of Frankfurt, Germany exercised an option to purchase 15,000,000 shares at $.05 per share (an aggregate of $75,000) and received restricted shares of the Registrant’s common stock. The proceeds of this option exercised were added to the Registrant’s general working capital.

On January 23, 2006, the Registrant sold 30,000,000 shares of its common stock to Rukos Security Advice A.G. under a Regulation S offering. This firm purchased the units on behalf of its clients in that country, all of whom are non-US persons as defined in Rule 902(o) under the Securities Act of 1933, as amended. The total consideration received for this transaction was $6,000,000, or $0.20 per share. No commissions were paid in connection with this sale. The proceeds of this financing will either be used for the a proposed acquisition or for general working capital purposes.

The Registrant now has a total of 59,637,029 shares issued and outstanding.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ParaFin Corporation

Dated: February 10, 2006	By: /s/ Sidney B. Fowlds
Sidney B. Fowlds, President